EXHIBIT 10.2
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
     This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of July 2, 2007, is entered into by and among Hinton G. Davis (“Davis”), HGD Investment Limited Partnership, First Venture Holdings, LLC, Mary Teresa Davis Tanner, Hinton G. Davis III Grantor Trust (“Grantor Trust”), and Susan Cheri Davis McMillan (each a “Seller” and collectively the “Sellers”), North Pointe Holdings Corporation, a Michigan corporation (“NPHC”), and Capital City Acquisition Corp., a Michigan corporation (the “Buyer”). This Amendment amends that certain Stock Purchase Agreement, dated May 11, 2007, between Sellers, NPHC and Buyer (the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.
RECITALS:
     A. Sellers, NPHC and Buyer entered into the Agreement in order to consummate a transaction whereby Buyer would purchase from Sellers and Hinton G. Davis III, Trust B (“Trust B”), and Sellers and Trust B would sell to Buyer, all of the outstanding capital stock of (i) the Group Companies, and (ii) the Subsidiaries of the Group Companies;
     B. At the time that the Agreement was entered into, the Parties were unaware that Trust B had previously been required by its terms to distribute the assets thereof to the beneficiary thereof and to terminate;
     C. The outstanding capital stock of the Group Companies and their Subsidiaries that had previously been owned by Trust B has been distributed to the beneficiary thereof, who in turn contributed such capital stock to Grantor Trust so that Grantor Trust now holds all such capital stock previously held by Trust B; and
     D. The Parties desire to substitute Grantor Trust for Trust B in the Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
     1. The Agreement is hereby amended to substitute Grantor Trust for Trust B wherever Trust B appears in the Agreement and in the Exhibits and Disclosure Schedules thereto.
     2. Grantor Trust hereby agrees to be bound by, and shall have all the rights, and shall observe all the obligations of Trust B pursuant to the original terms and conditions of the Agreement.
     3. The Sellers, NPHC and Buyer hereby consent to the substitution of Grantor Trust for Trust B.

     4. The language in Section 2.1(b) of the Agreement is hereby deleted in its entirety and replaced by the following:
     “The consideration (the “Purchase Price”) payable by Buyer for the Shares is Forty Million Four Hundred Seventy Thousand Dollars ($40,470,000).”
     5. The language in Section 2.3(a)(i) of the Agreement is hereby deleted in its entirety and replaced by the following:
          “An amount of cash equal to the Purchase Price (minus the Reserve Escrow Amount and the other deductions as set forth on Exhibit 2.3(a) attached hereto) in immediately available funds by wire transfer to a bank account of Sellers as designated by Sellers. The Reserve Escrow Amount shall be paid to the Escrow Agent and the other deductions set forth on Exhibit 2.3(a) will be paid directly to the Persons indicated on Exhibit 2.3(a) for and on behalf of Sellers.”
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     In witness whereof the undersigned have executed this First Amendment to Stock Purchase Agreement effective as of the date first set forth above.

CAPITAL CITY ACQUISITION CORP.		HGD INVESTMENT LIMITED PARTNERSHIP

By: HGD, LLC, General Partner

By:

Name:	James G. Petcoff
Title:	President	By:

		Name:	Hinton G. Davis
		Title:	President

NORTH POINTE HOLDINGS CORPORATION		FIRST VENTURE HOLDINGS, LLC

By:		By:

Name:	James G. Petcoff	Name:	Hinton G. Davis
Title:	Chairman and Chief Executive Officer	Title:	Authorized Member

HINTON G. DAVIS III, TRUST B

Hinton G. Davis

By:

Name:	Susan Cheri Davis McMillan
Title:	Trustee

Mary Teresa Davis Tanner

HINTON G. DAVIS III, GRANTOR TRUST

Susan Cheri Davis McMillan

By:

Name:	Susan Cheri Davis McMillan
Title:	Trustee

Consented to by:

Hinton G. Davis III

Mary Ellen Davis
[Signature Page to First Amendment to Stock Purchase Agreement]